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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related prospectus of Molecular Devices Corporation for the registration of 46,830 shares of its common stock and to the incorporation by reference therein of our report dated January 19, 1996, with respect to the consolidated financial statements and schedule of Molecular Devices Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Palo Alto, California
February 25, 1997

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